EX-33.1
(logo) Countrywide
Financial

ASSESSMENT OF COMPLIANCE WITH APPLICABLE SERVICING CRITERIA

Countrywide Financial Corporation and certain of its subsidiaries, including its direct and indirect wholly-owned subsidiaries, Countrywide Home Loans, Inc. ("CHL"), Countrywide Tax Services Corporation, Newport Management Corporation, and Countrywide Home Loans Servicing, L.P., a wholly-owned subsidiary of CHL (collectively, the "Company"), provides this platform-level assessment, for which Countrywide Financial Corporation and such subsidiaries participated in servicing functions, as such term is described under Title 17, Section 229.1122 of the Code of Federal Regulations ("Item 1122 of Regulation AB"), of compliance in respect of the following Applicable Servicing Criteria specified in Item 1122(d) of Regulation AB in regard to the following servicing platform for the following period:

        Platform: publicly-issued (i.e., registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended) residential mortgage-backed securities (securities collateralized by residential mortgage loans, including prime, alternative loan products, sub-prime, HELOC and closed seconds) issued on or after January 1, 2006 for which the Company provides cash collection and administration, investor remittances and reporting (except for those activities relating to trustee and paying agent services), and pool asset administration (except for those activities relating to custodial operations of pool assets and related documents), and for which the related issuer has a fiscal year end of December 31, 2007. The platform excludes any transactions issued by any government sponsored enterprise for which the Company provides the servicing functions described in the preceding sentence.

        Period: as of and for the year ended December 31, 2007.

        Applicable Servicing Criteria: all servicing criteria set forth in Schedule A hereto, to the extent required in the related agreements, except the criteria listed in the column titled "Inapplicable Servicing Criteria" on Schedule A hereto and the portions of the criteria footnoted on that schedule that are inapplicable to the Company based on the activities it performs with respect to the Platform.

With respect to the Platform and the Period, the Company provides the following assessment of compliance in respect of the Applicable Servicing Criteria:

        1. The Company is responsible for assessing its compliance with the Applicable Servicing Criteria.

        2. The Company has assessed compliance with the Applicable Servicing Criteria.

        3. Other than as identified on Schedule B hereto, as of and for the Period, the Company complied in all material respects with the Applicable Servicing Criteria.

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KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to the Company's foregoing assessment of compliance as of and for the year ended December 31, 2007.

COUNTRYWIDE FINANCIAL CORPORATION

By: /s/ Steve Bailey
Steve Bailey
Its: Senior Managing Director and Chief Executive Officer,
     Loan Administration

Dated: February 28, 2008

By: /s/ Kevin Meyers
Kevin Meyers
Its: Managing Director and Chief Financial Officer,
     Countrywide Home Loans, Inc. Loan Administration

Dated: February 28, 2008

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Schedule A

Applicable Servicing Criteria



                                                                                                         INAPPLICABLE
                                                                       APPLICABLE                        SERVICING
                SERVICING CRITERIA                                     SERVICING CRITERIA                CRITERIA
                                                                                Performed
                                                                                by                  Performed by     NOT
                                                                                Vendor(s)           subservicer(s)   performed by
                                                                                for which           or Vendor(s)     the Company
                                                                   Performed    the                 for which the    or by
                                                                   Directly     Company is          Company is       subservicer(s)
                                                                   by           the                 NOT the          or Vendor(s)
                                                                   the          Responsible         Responsible      retained by
Reference                            Criteria                      Company      Party               Party            the Company
                General Servicing Considerations

1122(d)(1)(i)   Policies and procedures are instituted to              X
                monitor any performance or other triggers and
                events of default in accordance with the
                transaction agreements.

1122(d)(1)(ii)  If any material servicing activities are               X
                outsourced to third parties, policies and
                procedures are instituted to monitor the
                third party's performance and compliance with
                such servicing activities.

1122(d)(1)(iii) Any requirements in the transaction                                                                      X
                agreements to maintain a back-up servicer for
                the pool assets are maintained.

1122(d)(1)(iv)  A fidelity bond and errors and omissions
                policy is in effect on the party                       X
                participating in the servicing function
                throughout the reporting period in the amount
                of coverage required by and otherwise in
                accordance with the terms of the transaction
                agreements.

                Cash Collection and Administration

1122(d)(2)(i)   Payments on pool assets are deposited into             X
                the appropriate custodial bank accounts and
                related bank clearing accounts no more than
                two business days following receipt, or such
                other number of days specified in the
                transaction agreements.

1122(d)(2)(ii)  Disbursements made via wire transfer on                X
                behalf of an obligor or to an investor are
                made only by authorized personnel.

1122(d)(2)(iii) Advances of funds or guarantees regarding              X
                collections, cash flows or distributions, and
                any interest or other fees charged for such
                advances, are made, reviewed and approved as
                specified in the transaction agreements.

1122(d)(2)(iv)  The related accounts for the transaction,              X
                such as cash reserve accounts or accounts
                established as a form of
                overcollateralization, are separately
                maintained (e.g., with respect to commingling
                of cash) as set forth in the transaction
                agreements.


                                                                                                         INAPPLICABLE
                                                                       APPLICABLE                        SERVICING
                SERVICING CRITERIA                                     SERVICING CRITERIA                CRITERIA
                                                                                Performed
                                                                                by                  Performed by     NOT
                                                                                Vendor(s)           subservicer(s)   performed by
                                                                                for which           or Vendor(s)     the Company
                                                                   Performed    the                 for which the    or by
                                                                   Directly     Company is          Company is       subservicer(s)
                                                                   by           the                 NOT the          or Vendor(s)
                                                                   the          Responsible         Responsible      retained by
Reference       Criteria                                           Company      Party               Party            the Company

1122(d)(2)(v)   Each custodial account is maintained at a              X
                federally insured depository institution as
                set forth in the transaction agreements. For
                purposes of this criterion, "federally
                insured depository institution" with respect
                to a foreign financial institution means a
                foreign financial institution that meets the
                requirements of Rule 13k-1(b)(1) of the
                Securities Exchange Act.

1122(d)(2)(vi)  Unissued checks are safeguarded so as to X prevent unauthorized access.

1122(d)(2)(vii) Reconciliations are prepared on a monthly              X
                basis for all asset-backed securities related
                bank accounts, including custodial accounts
                and related bank clearing accounts. These
                reconciliations are (A) mathematically
                accurate; (B) prepared within 30 calendar
                days after the bank statement cutoff date, or
                such other number of days specified in the
                transaction agreements; (C) reviewed and
                approved by someone other than the person who
                prepared the reconciliation; and (D) contain
                explanations for reconciling items. These
                reconciling items are resolved within 90
                calendar days of their original
                identification, or such other number of days
                specified in the transaction agreements.


                Investor Remittances and Reporting

1122(d)(3)(i)   Reports to investors, including those to be            X^1
                filed with the Commission, are maintained in
                accordance with the transaction agreements
                and applicable Commission requirements.
                Specifically, such reports (A) are prepared
                in accordance with timeframes and other terms
                set forth in the transaction agreements; (B)
                provide information calculated in accordance
                with the terms specified in the transaction
                agreements; (C) are filed with the Commission
                as required by its rules and regulations; and
                (D) agree with investors' or the trustee's
                records as to the total unpaid principal
                balance and number of pool assets serviced
                by the Servicer.

                                                                                                         INAPPLICABLE
                                                                       APPLICABLE                        SERVICING
                SERVICING CRITERIA                                     SERVICING CRITERIA                CRITERIA
                                                                                Performed
                                                                                by                  Performed by     NOT
                                                                                Vendor(s)           subservicer(s)   performed by
                                                                                for which           or Vendor(s)     the Company
                                                                   Performed    the                 for which the    or by
                                                                   Directly     Company is          Company is       subservicer(s)
                                                                   by           the                 NOT the          or Vendor(s)
                                                                   the          Responsible         Responsible      retained by
Reference       Criteria                                           Company      Party               Party            the Company

1122(d)(3)(ii)  Amounts due to investors are allocated and             X^2
                remitted in accordance with timeframes,
                distribution priority and other terms set
                forth in the transaction agreements.

1122(d)(3)(iii) Disbursements made to an investor are posted           X^3
                within two business days to the Servicer's
                investor records, or such other number of
                days specified in the transaction agreements.

1122(d)(3)(iv)  Amounts remitted to investors per the                  X^4
                investor reports agree with cancelled checks,
                or other form of payment, or custodial bank
                statements.

                Pool Asset Administration

1122(d)(4)(i)   Collateral or security on pool assets is               X^5
                maintained as required by the transaction
                agreements or related mortgage loan
                documents.

1122(d)(4)(ii)  Pool assets and related documents are                  X^5
                safeguarded as required by the transaction
                agreements

1122(d)(4)(iii) Any additions, removals or substitutions to the X asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)  Payments on pool assets, including any                 X
                payoffs, made in accordance with the related
                pool asset documents are posted to the
                Servicer's obligor records maintained no more
                than two business days after receipt, or such
                other number of days specified in the
                transaction agreements, and allocated to
                principal, interest or other items (e.g.,
                escrow) in accordance with the related pool
                asset documents.


                                                                                                         INAPPLICABLE
                                                                       APPLICABLE                        SERVICING
                SERVICING CRITERIA                                     SERVICING CRITERIA                CRITERIA
                                                                                Performed
                                                                                by                  Performed by     NOT
                                                                                Vendor(s)           subservicer(s)   performed by
                                                                                for which           or Vendor(s)     the Company
                                                                   Performed    the                 for which the    or by
                                                                   Directly     Company is          Company is       subservicer(s)
                                                                   by           the                 NOT the          or Vendor(s)
                                                                   the          Responsible         Responsible      retained by
Reference       Criteria                                           Company      Party               Party            the Company

1122(d)(4)(v)   The Servicer's records regarding the pool              X
                assets agree with the Servicer's records
                with respect to an obligor's unpaid principal
                balance.

1122(d)(4)(vi)  Changes with respect to the terms or status            X
                of an obligor's pool assets (e.g., loan
                modifications or re-agings) are made,
                reviewed and approved by authorized personnel
                in accordance with the transaction agreements
                and related pool asset documents.

1122(d)(4)(vii) Loss mitigation or recovery actions (e.g.,             X
                forbearance plans, modifications and deeds in
                lieu of foreclosure, foreclosures and
                repossessions, as applicable) are initiated,
                conducted and concluded in accordance with
                the timeframes or other requirements
                established by the transaction agreements.

1122(d)(4)(viii)Records documenting collection efforts are             X
                maintained during the period a pool asset
                is delinquent in accordance with the
                transaction agreements. Such records are
                maintained on at least a monthly basis, or
                such other period specified in the
                transaction agreements, and describe the
                entity's activities in monitoring delinquent
                pool assets including, for example, phone
                calls, letters and payment rescheduling plans
                in cases where delinquency is deemed
                temporary (e.g., illness or unemployment).

1122(d)(4)(ix)  Adjustments to interest rates or rates of              X
                return for pool assets with variable rates
                are computed based on the related pool
                asset documents.

1122(d)(4)(x)   Regarding any funds held in trust for an               X
                obligor (such as escrow accounts): (A) such
                funds are analyzed, in accordance with the
                obligor's pool asset documents, on at least
                an annual basis, or such other period
                specified in the transaction agreements; (B)
                interest on such funds is paid, or credited,
                to obligors in accordance with applicable
                pool asset documents and state laws; and
                (C) such funds are returned to the obligor
                within 30 calendar days of full repayment of
                the related pool assets, or such other
                number of days specified in the transaction
                agreements.

                                                                                                         INAPPLICABLE
                                                                       APPLICABLE                        SERVICING
                SERVICING CRITERIA                                     SERVICING CRITERIA                CRITERIA
                                                                                Performed
                                                                                by                  Performed by     NOT
                                                                                Vendor(s)           subservicer(s)   performed by
                                                                                for which           or Vendor(s)     the Company
                                                                   Performed    the                 for which the    or by
                                                                   Directly     Company is          Company is       subservicer(s)
                                                                   by           the                 NOT the          or Vendor(s)
                                                                   the          Responsible         Responsible      retained by
Reference       Criteria                                           Company      Party               Party            the Company

1122(d)(4)(xi)  Payments made on behalf of an obligor (such            X
                as tax or insurance payments) are made on or
                before the related penalty or expiration
                dates, as indicated on the appropriate bills
                or notices for such payments, provided that
                such support has been received by the
                Servicer at least 30 calendar days prior to
                these dates, or such other number of days
                specified in the transaction agreements.

1122(d)(4)(xii) Any late payment penalties in connection with          X
                any payment to be made on behalf of an
                obligor are paid from the Servicer's funds
                and not charged to the obligor, unless the
                late payment was due to the obligor's error
                or omission.

1122(d)(4)(xiii)Disbursements made on behalf of an obligor X are posted within two business days to the obligor's records maintained by the Servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv) Delinquencies, charge-offs and uncollectible           X
                accounts are recognized and recorded in
                accordance with the transaction agreements.

1122(d)(4)(xv)  Any external enhancement or other support,             X^6
                identified in Item 1114(a)(1) through (3) or
                Item 1115 of Regulation AB, is maintained as
                set forth in the transaction agreements.


1 Servicing functions performed by the Company with respect to Item
  1122(d)(3)(i)(B) do not relate to information other than that contained in the monthly remittance reports delivered by the Company to the master servicer, trustee, and/or bond administrator. Servicing functions performed by the Company with respect to Item 1122(d)(3)(i)(D) do not relate to the agreeing with investors' records as to the total unpaid principal balance and number of pool assets serviced by the Company.

2 Servicing functions performed by the Company with respect to Item
  1122(d)(3)(ii) do not relate to amounts other than amounts remitted by the Company to the master servicer, trustee, and/or bond administrator.

3 Servicing functions performed by the Company with respect to Item
  1122(d)(3)(iii) do not relate to records other than the applicable custodial bank account statements maintained by the Company pursuant to the transaction agreements.

4 Servicing functions performed by the Company with respect to Item
  1122(d)(3)(iv) do not relate to records other than custodial bank account statements and wire records of the Company and the remittance reports prepared and delivered by the Company.

5 Servicing functions performed by the Company with respect to Item
  1122(d)(4)(i) and Item 1122(d)(4)(ii) do not relate to the custodial operations of the pool assets and related documents (collateral file) by the document custodian responsible for such functions for the related transaction.

6 Servicing functions performed by the Company with respect to Item
  1122(d)(4)(xv) do not relate to Item 1115 of Regulation AB (derivative transactions).



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Schedule B

Material Instances of Noncompliance

No material instances of noncompliance: the Company has complied, in all material respects, with the Applicable Servicing Criteria as of and for the year ended December 31, 2007.